EXHIBIT 11

                            GENERAL ELECTRIC COMPANY
                        COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except
earnings per share, in millions)
                                                                         Fully
                                                Earnings    Primary    diluted
Twelve months ended December 31, 1996         per common   earnings   earnings
-------------------------------------              share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $7,280     $7,280     $7,280
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          9          9
                                                --------   --------   --------
   Earnings for per-share calculations            $7,280     $7,289     $7,289
                                                --------   --------   --------
Average number of shares outstanding           1,653,697  1,653,697  1,653,697
Average number of deferred incentive
   compensation shares                                 -      7,724      7,724
Average stock option shares                            -     21,753     25,948
Average number of restricted stock units               -      2,186      2,426
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,653,697  1,685,360  1,689,795
                                              ---------- ---------- ----------
Earnings per share                                 $4.40      $4.32      $4.31
------------------                              ========   ========   ========


Twelve months ended December 31, 1995
-------------------------------------
Net earnings applicable to common stock           $6,573     $6,573     $6,573
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          9          9
                                                --------   --------   --------
   Earnings for per-share calculations            $6,573     $6,582     $6,582
                                                --------   --------   --------
Average number of shares outstanding           1,683,812  1,683,812  1,683,812
Average number of deferred incentive
   compensation shares                                 -      8,188      8,188
Average stock option shares                            -     13,572     19,759
Average number of restricted stock units               -      1,303      1,574
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,683,812  1,706,875  1,713,333
                                              ---------- ---------- ----------
Earnings per share                                 $3.90      $3.86      $3.84
------------------                              ========   ========   ========

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
                                                                          Fully
                                            Earnings      Primary       diluted
Twelve months ended December 31, 1994     per common     earnings      earnings
-------------------------------------          share    per share     per share
                                          ----------   ----------    ----------
Net earnings applicable to common stock      $ 4,726      $ 4,726       $ 4,726
Dividend equivalents (net of tax)
   applicable to deferred incentive
   compensation shares                             -            8             8
                                             -------      -------       -------
       Earnings for per-share calculations   $ 4,726      $ 4,734       $ 4,734
                                             -------      -------       -------
Average number of shares outstanding       1,708,738    1,708,738     1,708,738
Average number of deferred incentive
      compensation shares                          -        8,555         8,555
Average stock option shares                        -        9,605        10,452
Average number of restricted stock units           -        1,126         1,163
                                             -------      -------       -------
       Shares for earnings calculation     1,708,738    1,728,024     1,728,908
                                             -------      -------       -------
Earnings per share                             $2.77        $2.74         $2.74
------------------                             =====        =====         =====

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